UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On July 17, 2012, Mercer International Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, pursuant to which the Company agreed to sell $50 million aggregate principal amount 9.5% Senior Notes due 2017 (the “Notes”) in a public offering. On June 22, 2013, upon the closing of the offering, the Company issued the Notes. The underwriter purchased the Notes at a price of 104.500% of the principal amount thereof plus accrued interest from June 1, 2013. The net proceeds from the sale of the Notes were approximately $50.5 million, after deducting the underwriter’s discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay revolving credit indebtedness and for general corporate purposes.

The offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-185246) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated July 17, 2013 and filed with the Securities and Exchange Commission on July 19, 2013 (collectively, the “Prospectus”).

This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

The Notes were issued pursuant to an indenture, dated as of November 17, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company previously issued $300,000,000 aggregate principal amount of 9.5% Senior Notes due 2017 (the “Existing Notes”). The Notes will bear interest at a rate of 9.5% per year. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013. Interest on the Notes will accrue from June 1, 2013. The Notes will mature on December 1, 2017, unless repurchased or redeemed in accordance with their terms prior to such date. The Notes have the same CUSIP number, are fully fungible with, rank equally with and form a single series with the Existing Notes. The Notes are described in the section of the Prospectus entitled, “Description of Debt Securities,” as supplemented by the section entitled “Description of Notes.”

This summary of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of the Notes, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated into this Item 1.01 by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 8.01	Other Events

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 17, 2013, between the Company and Credit Suisse Securities (USA) LLC.

4.1	Indenture, dated November 17, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.5% Senior Notes due 2017 (included in Exhibit 4.1 as Exhibit A thereto).

5.1	Opinion of Davis Wright Tremaine LLP.

23.1	Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press Release of the Company dated July 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi Chief Financial Officer

Date: July 22, 2013

MERCER INTERNATIONAL INC.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 17, 2013, between the Company and Credit Suisse Securities (USA) LLC.

4.1	Indenture, dated November 17, 2010, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.5% Senior Notes due 2017 (included in Exhibit 4.1 as Exhibit A thereto).

5.1	Opinion of Davis Wright Tremaine LLP.

23.1	Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press Release of the Company dated July 22, 2013.